Exhibit 1(a)(2)

                              JPMORGAN CHASE & CO.

                       GLOBAL MEDIUM-TERM NOTES, SERIES E
                            GLOBAL WARRANTS, SERIES E
                             GLOBAL UNITS, SERIES E

                             MASTER AGENCY AGREEMENT

                             As of December 1, 2005

To the Agent listed on
     Exhibit A hereto and
     each person that shall
     have become an Agent as
     provided in Section 3(c)
     hereof:

Dear Ladies and Gentlemen:

      1. Introduction. JPMorgan Chase & Co., a Delaware corporation (the "Company"), confirms its agreement with each of you (individually an "Agent" and collectively the "Agents") with respect to the issue and sale from time to time by the Company of up to $4,000,000,000, less the initial public offering price of any securities previously issued under the Registration Statement referred to below (or the equivalent thereof in one or more currencies other than U.S. dollars), aggregate initial public offering price of its Global Medium-Term Notes, Series E, due more than nine months from the date of issue (the "Notes"), its Global Warrants, Series E (the "Warrants") and its Global Units, Series E (the "Units" and, together with the Notes, Warrants and any other securities that may be offered by post-effective amendment to the Registration Statement referred to below, the "Program Securities"), as such amount may be increased from time to time upon due authorization by the Company. The Notes will be issued, either alone or as part of a Unit, pursuant to the provisions of an indenture dated as of May 25, 2001, between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the "Trustee") (as may be supplemented or amended from time to time, the "Indenture").

      The Warrants will be issued, either alone or as part of a Unit, pursuant to the provisions of a Warrant Agreement between the Company and a warrant agent to be appointed by the Company (the "Warrant Agent"), substantially in the form of one of the warrant agreements filed as an exhibit to the Registration Statement referred to below (each a "Warrant Agreement").

         The Units will be issued pursuant to the provisions of a Unit Agreement between the Company and a unit agent to be appointed by the Company (the "Unit Agent"), substantially in the form of the unit agreement filed as an exhibit to the Registration Statement referred to below (each a "Unit Agreement"). Units may include one or more (i) Notes, (ii) Warrants or (iii) any combination thereof. The applicable supplement to the Prospectus referred to below will specify whether the Notes and/or Warrants comprised by a Unit may or may not be separated from the Units.

      The Notes, whether issued alone or as part of a Unit, will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in supplements to the Prospectus referred to below and Term Sheets referred to below. The Warrants, whether issued alone or as part of a Unit, will have the exercise prices, exercise dates, expiration dates and other terms as set forth in supplements to the Prospectus and Term Sheets. Program Securities other than Notes, Warrants, Units or any combination thereof, whether issued alone or as part of a Unit, will have the terms as set forth in supplements to the Prospectus and Term Sheets.

      2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Agent as follows:

      (a) A Registration Statement on Form S-3 (File No. 333-       ) relating
to the Program Securities has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and has become effective and no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or any offering of the Program Securities has been initiated or threatened by the Commission. Such registration statement, as amended as of the Closing Date (as defined in Section 6 below), including the documents incorporated therein by reference is hereinafter referred to as the "Registration Statement" and the prospectus included in the Registration Statement, as supplemented by a prospectus supplement and one or more product supplements and/or pricing supplements setting forth the terms of the Program Securities, including all material incorporated by reference therein, in the form in which such prospectus, prospectus supplement and product supplement(s) and/or final pricing supplement have most recently been filed, or transmitted for filing, with the Commission pursuant to paragraph (b) of Rule 424 of the rules and regulations adopted by the Commission thereunder, is hereinafter referred to as the "Prospectus".

      (b) On the date it most recently became effective under the Act, the Registration Statement conformed in all respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules and regulations adopted by the Commission under the Act and the Trust Indenture Act (the "Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated


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

therein or necessary to make the statements therein not misleading, and on the Closing Date, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and at each of the times of amending or supplementing referred to in Section 7(b) hereof, the Registration Statement and the Prospectus as then amended or supplemented will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that no representation is made with respect to statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Company by any Agent specifically for use therein.

      (c) The Time of Sale Information at each Time of Sale and at the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Agent furnished to the Company in writing by such Agent expressly for use in such Time of Sale Information.

      "Time of Sale" shall mean any time at or prior to the confirmation of any sales of any Program Securities.

      "Time of Sale Information" shall mean the Prospectus most recently filed or transmitted for filing as of such Time of Sale, each product supplement or pricing supplement to such Prospectus that relates to the sale of Program Securities confirmed at such Time of Sale that has been filed or transmitted for filing as of such Time of Sale, each preliminary prospectus or Term Sheet, if any, that relates to the sale of Program Securities confirmed at such Time of Sale that has been filed or transmitted for filing as of such Time of Sale and each "Free Writing Prospectus" (as defined pursuant to Rule 405 under the Act) that has been prepared by or on behalf of the Company relating to such Program Securities.

      (d) Other than a Free Writing Prospectus approved in advance by J.P. Morgan Securities Inc. ("JPMSI") in its capacity as agent, the Company (including its agents and representatives, other than the Agents in their capacity as such and selected dealers purchasing Program Securities as principal from the Agents) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Program Securities. At each Time of Sale, each


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

such Free Writing Prospectus included in the applicable Time of Sale Information complied in all material respects with the Act, has been filed in accordance with the Act (to the extent required thereby) and, when taken together with the product supplement(s) and Prospectus filed prior to such Free Writing Prospectus, did not, and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Free Writing Prospectus in reliance upon and in conformity with information relating to any Agent furnished to the Company in writing by such Agent expressly for use in any Free Writing Prospectus.

      (e) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law and (iii) is subject to an implied covenant of good faith and fair dealing.

      (f) The forms of Unit Agreement and Warrant Agreements have been duly authorized by the Company and, when a Unit Agreement or a Warrant Agreement, as the case may be, has been duly executed and delivered by the Company, will be a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law and (iii) is subject to an implied covenant of good faith and fair dealing.

      (g) The forms of Notes, whether issued alone or as part of a Unit, have been duly authorized by the Company and when the terms of the Notes have been duly established in conformity with the provisions of the Indenture and, when the Notes have been executed and authenticated in accordance with the Indenture and delivered to and duly paid for by the purchasers thereof, the Notes will be entitled to the benefits of the Indenture and will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law and (iii) is subject to an implied covenant of good faith and fair dealing.


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

      (h) The forms of Units under the Unit Agreement and the forms of Warrants under the Warrant Agreements, whether issued alone or as part of a Unit, have been duly authorized by the Company and when the applicable Unit Agreement or Warrant Agreement, as the case may be, has been duly executed and delivered and the terms of the Units and Warrants have been duly established in conformity with the applicable agreement and, when the Units or Warrants have been executed by the Company and countersigned by the Unit Agent or Warrant Agent, as the case may be, in accordance with the provisions of the Unit Agreement or a Warrant Agreement, as the case may be, and delivered to and duly paid for by the purchasers thereof, the Units or Warrants will be entitled to the benefits of the Unit Agreement or Warrant Agreement, as the case may be, and will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as the enforceability thereof
(i) may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law and (iii) is subject to an implied covenant of good faith and fair dealing.

      (i) The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Act, in connection with the offering of the Program Securities.

      Notwithstanding the foregoing, it is understood and agreed that the representations and warranties set forth in Section 1(g) (except as to due authorization of the Notes) and 1(h) (except as to due authorization of the Warrants and Units), when made as of the Closing Date, or as of any date on which you solicit offers to purchase Program Securities, with respect to any Program Securities the payments of principal or interest on which, or any other payments with respect to which, will be determined by reference to one or more currency exchange rates, commodity prices, securities of entities affiliated or unaffiliated with the Company, baskets of such securities, equity indices or other factors, shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission.

      3. Establishment of Agency; Solicitations by Agents.

      (a) Subject to the terms and conditions set forth herein and to the reservation by the Company of the right to (i) sell Program Securities directly on its own behalf at any time and to any person, (ii) cause Additional Agents (as defined below) to become parties to this Agreement or enter into similar agreements from time to time pursuant to Section 3(c), (iii) sell Program Securities pursuant to Section 4 hereof to any Agent, acting as principal, for its own account or for resale to one or more investors or to another broker-dealer, acting as principal, for purpose of resale and (iv) accept (but not solicit) offers to purchase Program Securities through other agents on substantially the same terms


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

and conditions as would apply to the Agents, the Company hereby appoints each Agent an agent of the Company for the purpose of soliciting and receiving offers to purchase Program Securities from the Company.

      (b) On the basis of the representations and warranties and subject to the terms and conditions set forth herein, each Agent severally and not jointly hereby agrees, as agent of the Company, to use reasonable efforts when requested by the Company to solicit and receive offers to purchase Program Securities upon the terms and conditions set forth in the Prospectus as then amended or supplemented, including by the applicable product supplement and/or the applicable Free Writing Prospectus and/or final term sheet or pricing supplement and in the applicable Procedures (as defined below).

      (c) The Company may from time to time appoint one or more additional financial institutions experienced in the distribution of securities similar to the Program Securities (each such additional institution herein referred to as an "Additional Agent") as agent(s) hereunder pursuant to a letter (an "Agent Accession Letter") substantially in the form attached hereto as Exhibit B to this Agreement, whereupon each such Additional Agent shall, subject to the terms and conditions of this Agreement and the Agent Accession Letter, become a party to this Agreement as an agent, vested with all the authority, rights and powers and subject to all the duties and obligations of an Agent as if originally named as an Agent hereunder. If the Company shall appoint any Additional Agent(s) pursuant to an Agent Accession Letter in accordance with this subsection (c), the Company shall provide each Agent with a copy of such executed Agent Accession Letter.

      (d) Upon receipt of any notice delivered by the Company pursuant to
Section 5(c), each Agent shall suspend its solicitation of offers to purchase Program Securities until the Company shall have amended or supplemented the Registration Statement or the Prospectus as contemplated by Section 5(c) and shall have advised such Agent that such solicitation may be resumed.

      (e) The Company reserves the right, in its sole discretion, to suspend, at any time and for any period, the solicitation of offers to purchase Program Securities. Upon receipt of any notice of such suspension from the Company, each Agent shall as soon as possible, but in no event later than one Business Day (as defined in the applicable Procedures) in New York City after receipt of such notice, suspend its solicitation of offers to purchase Program Securities until the Company shall have advised such Agent that such solicitation may be resumed.

      (f) Each Agent shall promptly communicate to the Company, orally or in writing, each offer to purchase Program Securities received by it as Agent, other than offers rejected by it pursuant to the next sentence. Each Agent shall have the right, in its discretion reasonably exercised, to reject as unreasonable any offer to purchase Program Securities received by it and no such rejection shall be deemed a breach of its obligations hereunder. The Company shall have the sole


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

right to accept offers to purchase Program Securities and may, in its sole discretion, reject any offer in whole or in part.

      (g) At the time of the settlement of any sale of Program Securities pursuant to an offer presented by an Agent, the Company shall pay such Agent a commission based on market conditions and other factors in existence at the time of such sale, which commissions shall be subject to negotiation between the Company and the Agent and shall be disclosed in a Free Writing Prospectus or Pricing Supplement (as defined herein), as applicable, relating to such Program Securities.

      (h) Administrative procedures relating to the respective duties and obligations specifically provided to be performed in the Global Medium-Term Notes, Series E, Global Warrants, Series E and Global Units, Series E, Administrative Procedures (the "Procedures") shall be agreed upon from time to time by the Agents and the Company. The initial Procedures, which are set forth in Exhibit C hereto, shall remain in effect until changed by agreement between the Company and the Agents. The Agents and the Company agree to perform the respective duties and obligations, and to observe the restrictions, specifically provided to be performed and observed by them in the applicable Procedures.

      4. Purchases as Principals. (a) Each sale of Program Securities to you as principals shall be made in accordance with the terms of this Agreement. In connection with each such sale, the Company will enter into a Terms Agreement that will provide for the sale of such Program Securities to, and the purchase thereof by, you. Each Terms Agreement will take the form of either (i) a written agreement between you and the Company, which will be substantially in the form of Exhibit D, Exhibit D-1 or Exhibit D-2 (as applicable) hereto (each a "Terms Agreement"), or (ii) an oral agreement between you and the Company confirmed in writing by you to the Company.

      (b) Your commitment to purchase Program Securities as principal pursuant to a Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each (i) Terms Agreement relating to the Notes shall specify the principal amount of Notes to be purchased by you pursuant thereto, the maturity date of such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes, (ii) Terms Agreement relating to the Warrants shall specify the exercise price, the exercise date or period, the expiration date and any other terms of such Warrants and (iii) Terms Agreement relating to the Units shall specify (a) the information set forth in (i) above with respect to any Notes issued as part of a Unit and (b) the information set forth in (ii) above with respect to any Warrants issued as part of a Unit and any other terms of such Unit. Each such Terms Agreement may also specify any requirements for officers' certificates, opinions of counsel and letters from the independent auditors of the Company. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes,


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Warrants or Units, as the case may be, by you.

      (c) Each Terms Agreement shall specify the time and place of delivery of and payment for the Program Securities and shall set out the offering price, the Agents' commission, and any selling concession or reallowance and the net proceeds to the Company. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Notes, Warrants or Units, as the case may be, purchased by you as principal and the payment therefor shall be as set forth in the Procedures. Each date of delivery of and payment for Program Securities to be purchased by you as principal pursuant to a Terms Agreement is referred to herein as a "Settlement Date."

      (d) Unless otherwise specified in a Terms Agreement, if you are purchasing Program Securities as principal you may resell such Program Securities to other dealers. Any such sales may be at a discount, which shall not exceed the amount set forth in the Free Writing Prospectus (available prior to the Time of Sale) or Pricing Supplement, as applicable, relating to such Program Securities.

      5. Certain Agreements of the Company. The Company agrees with the Agents that:

      (a) Before using, authorizing, approving, referring to or filing any Free Writing Prospectus, the Company will furnish to JPMSI, in its capacity as agent, and counsel for JPMSI, a copy of the proposed Free Writing Prospectus for review and will not use, authorize, approve, refer to or file any such Free Writing Prospectus to which JPMSI objects in its reasonable judgment.

      (b) The Company will advise each Agent promptly of any proposal to amend or supplement the Time of Sale Information, the Prospectus or the Registration Statement or to register the Program Securities under any registration statements other than the Registration Statement referred to in Section 2(a) above (other than any proposal for an amendment or supplement or additional registration statement that relates only to the offering and sale of securities other than the Program Securities or the offering and sale of Program Securities other than through such Agent). The Company will also advise each Agent promptly of (i) the filing with the Commission of each amendment or supplement to the Prospectus or the Registration Statement and each such additional registration statement (other than any amendment, supplement or additional registration statement that relates only to the offering and sale of securities other than the Program Securities or the offering and sale of Program Securities other than through such Agent), (ii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or any such additional registration statement, and will use its best efforts to prevent the issuance of any such stop order and, if such a stop order is issued, to obtain its lifting as soon as possible and (iii) receipt by the Company of any notification with respect to the


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suspension of the qualification of the Program Securities for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose.

      (c) If, at any time when a Prospectus or Time of Sale Information relating to the Program Securities is required to be delivered under the Act, any event shall occur as a result of which the Prospectus or Time of Sale Information as then amended or supplemented shall include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Registration Statement, Time of Sale Information or the Prospectus to comply with the Act, the Company shall promptly (i) notify each Agent to suspend the solicitation of offers to purchase the Program Securities and (ii) prepare and file with the Commission an amendment or supplement that will correct such untrue statement or omission or effect such compliance.

      (d) The Company agrees that it will not solicit or accept offers to purchase Program Securities from any Agent during any period when (i) the Company shall have been advised by either Moody's Investors Services, Inc. or Standard & Poor's, a division of The McGraw-Hill Companies, Inc., that such organization has determined to downgrade the rating of the Program Securities or any other debt obligations or any preferred stock of the Company and such downgrade shall not yet have been publicly announced, or (ii) there shall have occurred a material change in the financial condition or business of the Company and its subsidiaries, taken as a whole, and such event shall not have been disclosed in the Time of Sale Information or the Prospectus (directly or by incorporation by reference); provided, however, that the Company shall not be obligated to inform any Agent of the reason for, or describe the occurrence of any event that may have occasioned the need for, the suspension of its solicitation or acceptance of offers.

      (e) Not later than 16 months after the date of each acceptance by the Company of an offer to purchase Program Securities hereunder, the Company will make generally available to its security holders an earnings statement that will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder covering a period of at least 12 months beginning after the last to occur of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance, (iii) the date of the Annual Report of the Company on Form 10-K most recently filed with the Commission prior to the date of such acceptance and (iv) the date a prospectus supplement filed in connection with an offer to purchase Program Securities is deemed a part of the Registration Statement pursuant to Rule 430B.

      (f) The Company will furnish to each Agent copies of the Prospectus and of the Registration Statement (including the exhibits thereto relating to the offering by the Company thereunder of the Program Securities, but excluding the


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documents incorporated by reference), and all amendments and supplements to the
Prospectus and the Registration Statement and all additional registration statements pursuant to which any of the Program Securities may be registered (other than any amendment, supplement or additional registration statement that relates only to the offering and sale of securities other than Program Securities or any pricing supplement relating to the offering and sale of Program Securities other than through such Agent), and each Free Writing Prospectus relating to the Program Securities to be offered and sold, in each case as soon as available and in such quantities as shall be reasonably requested. The Company will prepare, prior to the applicable Time of Sale, with respect to any Program Securities to be sold through or to the Agents, a Free Writing Prospectus in accordance with Section 5(a) hereof in the form of a term sheet or preliminary pricing supplement with respect to such Program Securities (a "Term Sheet") and will file such Term Sheet with the Commission pursuant to Rule 433 under the Act not later than the time specified by such rule. The Company will file the final version of the Term Sheet, containing the final terms of the relevant Program Securities, as a pricing supplement pursuant to the requirements of Rule 424(b) of the Act, two days after the earlier of the date such terms became final or the date of first use (each a "Pricing Supplement").

      (g) The Company will arrange for the qualification of the Program Securities for sale, if any, and the determination of their eligibility for investment under the laws of such jurisdictions as the Agents designate and will continue such qualifications in effect so long as required for the distribution of the Program Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

      (h) At any time when a Prospectus is required to be delivered under the Act, and if not publicly available through the Commission's website, the Company will furnish to each Agent, (i) as soon as practicable after the end of each fiscal year, the number of copies reasonably requested by such Agent of its annual report to stockholders for such year, (ii) as soon as available, the number of copies reasonably requested by such Agent of each report (including without limitation reports on Forms 10-K, 10-Q and 8-K) or definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or mailed to stockholders and
(iii) from time to time, such other information concerning the Company as such Agent may reasonably request. The Company also will furnish each Agent with copies of any press release or general announcement to the general public, in each case upon request by the Agent.

      (i) The Company will, whether or not any sale of Program Securities is consummated, pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement and the reasonable fees and disbursements of Davis Polk & Wardwell, counsel for the Agents, in connection with the offering and sale of the Program Securities and will reimburse each


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Agent for any expenses (including fees and disbursements of counsel) incurred by it in connection with the qualification of the Program Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as such Agent may designate and the printing of memoranda relating thereto and for any fees charged by investment rating agencies for the rating of the Program Securities. The Company will determine with the Agents the amount of advertising, if any, appropriate in connection with the solicitation of offers to purchase Program Securities and will pay, or reimburse the Agents for, all advertising expenses approved by it.

      6. Conditions to Agents' Obligations. Your obligation to solicit or receive offers to purchase Program Securities as an agent of the Company and your obligation to purchase Program Securities as principal pursuant to any Terms Agreement shall be subject to the continued accuracy in all material respects of the representations and warranties of the Company set forth herein, to the performance by the Company of its obligations hereunder and to each of the following additional conditions precedent:

      (a) (i) No stop order suspending the effectiveness of the Registration Statement or suspending the qualification of the Indenture shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been instituted or, to the knowledge of the Company or such Agent, shall be contemplated by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the such Agents.

      (ii) (A) No downgrading shall have occurred in the rating accorded the Program Securities or any other debt securities of the Company by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (B) no such organization shall have publicly announced that it has been placed under surveillance or review, or has changed its outlook with respect to, its rating of the Program Securities or of any other debt securities or preferred stock of or guaranteed by the Company (other than an announcement with positive implications of a possible upgrading).

      (iii) The Prospectus, each Free Writing Prospectus and all other Time of Sale Information shall have been timely filed with the Commission under the Act (in the case of a Free Writing Prospectus and all other Time of Sale Information, to the extent required by Rule 433 under the Act).

      (b) Subsequent to the date of this Agreement and any Terms Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of the Company or its subsidiaries that is not described in the Time of Sale Information and that is, in the judgment of such Agent, so material and adverse as to make it


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impracticable or inadvisable to proceed with the offering, sale or the delivery of the Program Securities on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus.

      (c) Such Agent shall have received an opinion letter of Simpson Thacher & Bartlett LLP, counsel for the Company or such other counsel as is acceptable to such Agent, including in-house counsel, dated the Closing Date, to the effect that:

            (i) The Company has been duly incorporated and is validly existing and in good standing as a corporation under the law of the State of Delaware, and JPMorgan Chase Bank, National Association has been duly organized and is validly existing and in good standing as a national banking association under the laws of the United States, in each case with full corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus.

            (ii) The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally; general equitable principles (whether considered in a proceeding in equity or at law); and an implied covenant of good faith and fair dealing.

            (iii) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally; general equitable principles (whether considered in a proceeding in equity or at law); and an implied covenant of good faith and fair dealing and subject to considerations of public policy.

            (iv) The Unit Agreements and Warrant Agreements have been duly authorized by the Company and, when duly executed and delivered by the Company will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally; general equitable principles

      (whether considered in a proceeding in equity or at law); and an implied covenant of good faith and fair dealing.

            (v) The Notes have been duly authorized by the Company and, when the terms of the Notes and their issue and sale have been duly established in accordance with the Indenture and this Agreement so as not to violate any applicable law or agreement or instrument then binding on the Company, and the Notes have been duly executed by the Company and duly authenticated by the Trustee in accordance with the provisions of the Indenture, and upon payment and delivery in accordance with this Agreement, the Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms and will be entitled to the benefits of the Indenture, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally; general equitable principles (whether considered in a proceeding in equity or at law); and an implied covenant of good faith and fair dealing.

            (vi) The Warrants have been duly authorized by the Company and, when the applicable Warrant Agreement has been duly executed and delivered by the Company and the terms of the Warrants and their issue and sale have been duly established in accordance with the applicable Warrant Agreement and this Agreement so as not to violate any applicable law or agreement or instrument then binding on the Company, and the Warrants have been duly executed by the Company and duly countersigned by the Warrant Agent in accordance with the applicable Warrant Agreement, and upon payment and delivery in accordance with this Agreement, the Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms and will be entitled to the benefits of the applicable Warrant Agreement, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally; general equitable principles (whether considered in a proceeding in equity or at law); and an implied covenant of good faith and fair dealing.

            (vii) The Units have been duly authorized by the Company and, when the applicable Unit Agreement has been duly executed and delivered by the Company and the terms of the Units and their issue and sale have been duly established in accordance with the Unit Agreement and this Agreement so as not to violate any applicable law or agreement or instrument then binding on the Company, and the Units have been duly executed by the Company and duly countersigned by the Unit Agent in accordance with the Unit Agreement, and upon payment and delivery in accordance with this Agreement, the Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms and entitled to the benefits of the Unit Agreement, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally; general equitable principles (whether considered in a proceeding in equity or at law); and an implied covenant of good faith and fair dealing.

            (viii) The issue and sale of the Program Securities and the execution, delivery and performance by the Company of this Agreement, the Indenture, the Warrant Agreements and the Unit Agreement will not breach or result in a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed or incorporated by reference as an exhibit to the Registration Statement, nor will such actions violate the Certificate of Incorporation or By-laws of the Company or any federal or New York statute or the Delaware General Corporation Law or any rule or regulation that has been issued pursuant to any federal or New York statute or the Delaware General Corporation Law or any order known to us issued pursuant to any federal or New York statute or the Delaware General Corporation Law by any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except that it is understood that no opinion is given in this paragraph (viii) with respect to any federal or state securities law or any rule or regulation issued pursuant to any federal or state securities law.

            (ix) No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to our knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law is required for the issue and sale of the Program Securities and the compliance by the Company with the provisions of this Agreement and the Indenture, except that it is understood that no opinion is given in this paragraph (ix) with respect to any federal or state securities law or any rule or regulation issued pursuant to any federal or state securities law.

            (x) The Registration Statement has become effective under the Act; and the Prospectus was filed on December 1, 2005 pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act; and to knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose or pursuant to Section 8A under the Act has been instituted or threatened by the Commission.

            (xi) The statements made in the Prospectus under the captions "Description of Notes," "General Terms of the Notes," "Description of Debt Securities," "Description of Warrants" and "Description of Units," insofar as they purport to constitute summaries of certain terms of the documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects (subject to the insertion in the Notes, the Warrants and/or the Units of the maturity dates, interest rates and other similar terms thereof which are to be described in Term Sheets and Pricing Supplements to the Prospectus).

            (xii) To such counsel's knowledge, there are no contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement or incorporated by reference therein which are not described and filed or incorporated by reference as required.

      (d) Such Agent shall have received a letter of Simpson Thacher & Bartlett LLP, counsel for the Company or such other counsel as is acceptable to such Agent, including in-house counsel, dated the Closing Date, to the effect that such counsel:

            (i) advises you that each of the Registration Statement, as of its effective date, and the Prospectus, as of its date, appeared, on its face, to be appropriately responsive, in all material respects, to the requirements of the Act and the applicable rules and regulations of the Commission thereunder, except that in each case such counsel expresses no view with respect to the financial statements or other financial or statistical data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Prospectus or the Exchange Act reports incorporated therein; and

            (ii) nothing has come to such counsel's attention that causes such counsel to believe that the Registration Statement (including the documents incorporated by reference in the Registration Statement on file with the Commission on the date of this Agreement), as of the date of this Agreement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus (including the documents incorporated by reference in the Prospectus), as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel expresses no belief with respect to the financial statements or other financial or statistical data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Prospectus or the Exchange Act reports incorporated therein.

      (e) Such Agent shall have received a certificate, dated the Closing Date, of the Chairman of the Board, the President, any Vice-Chairman, the Chief

Financial Officer, the Treasurer, any Assistant Treasurer, or any other Executive Officer of the Company named as an "executive officer" in the Company's most recent Annual Report on Form 10-K, in which such officer shall state, to the best of his or her knowledge after reasonable investigation, that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the date of such certificate, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company and its subsidiaries, except as set forth in or contemplated by the Prospectus or as described in such certificate.

      (f) Such Agent shall have received a letter of PricewaterhouseCoopers LLP, addressed jointly to the Board of Directors of the Company and such Agent, dated the Closing Date and satisfactory to such Agent, confirming that they are an independent registered public accounting firm with respect to the Company within the meaning of the Act, the applicable Rules and Regulations and the standards of the Public Company Accounting Oversight Board (United States) (the "PCAOB"), and stating in effect that (i) in their opinion, the Company's consolidated financial statements audited by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the Rules and Regulations, (ii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of certain officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that (A) any material modifications should be made to the unaudited consolidated financial statements in the Prospectus for them to be in conformity with accounting principles generally accepted in the United States, (B) the unaudited consolidated financial statements in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the Rules and Regulations or are not stated on a basis substantially consistent with that of the audited consolidated financial statements included in the Prospectus, (C) at the date of the latest available balance sheet read by such accounting firm, or at a subsequent specified date not more than five days prior to the Closing Date, there was any change in the Company's common stock, preferred stock, or long-term debt of the Company and its consolidated subsidiaries or any decrease in total stockholders' equity of the Company and its consolidated subsidiaries as compared with amounts shown in the latest balance sheet included in the Prospectus; or (D) for the period from the closing date of the latest audited income statement included in the Prospectus to the closing date of the latest available income statement read by such accounting firm there were any decreases, as compared with the corresponding period of the previous year, in the consolidated net interest income, in net interest income after provision for loan losses, or in net income or net income per common share of the Company and its subsidiaries on a consolidated basis, except in all instances for changes or decreases set forth in such letter or which the Prospectus discloses have occurred or may occur, and (iii) they have compared certain agreed dollar amounts (or percentages derived from such dollar amounts) and other financial information (and ratios) included in the Prospectus (to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter, and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter. For purposes of this subsection, "Prospectus" shall mean the Prospectus as amended and supplemented on the date of such letter. All financial statements included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

      (g) If the Closing Date is prior to the date of the Company's filing of its Annual Report on Form 10-K for the year ending December 31, 2005, such Agent shall have received a letter of KPMG LLP, addressed jointly to the Board of Directors of the Company and such Agent, dated the Closing Date and satisfactory to such Agent, confirming that they are an independent registered public accounting firm with respect to Bank One Corporation and its subsidiaries ("Bank One") within the meaning of the Act, the applicable Rules and Regulations and the standards of the Public Company Accounting Oversight Board (United States), and stating in effect that (i) in their opinion the consolidated financial statements audited by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations, (ii) on the basis of a reading of the latest available interim financial statements of Bank One, inquiries of certain officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that (A) the unaudited financial statements in the Prospectus, if any, do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or are not stated on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) any material modifications should be made to the first quarter unaudited condensed consolidated financial statements for the three-month periods ended March 31, 2004 and 2003 incorporated by reference in the Registration Statement, for them to be in conformity with accounting principles generally accepted in the United States of America applied on a basis substantially consistent with that of the audited consolidated financial statements included in Bank One's 2003 Annual Report to Stockholders which is included in the Company's Report on Form 8-K filed March 1, 2004, which is incorporated by reference in the Registration Statement. For purposes of this subsection, "Prospectus" shall mean the Prospectus as amended and supplemented on the date of such letter. All financial statements included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

      (h) Such Agent shall have received from Davis Polk & Wardwell, counsel for the Agents, one or more opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Program Securities, the Registration Statement, the Prospectus and other related matters as it may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

      Such opinion, dated as of such date, of Davis Polk & Wardwell, special tax counsel to the Company, shall further state that the statements set forth under the caption "United States Federal Taxation" in the Prospectus Supplement and under the caption "Forms of Securities Limitations on Issuance of Bearer Securities and Bearer Debt Warrants" in the Prospectus insofar as such statements relate to statements of law or legal conclusions under the laws of the United States or matters of United States law, fairly present the information called for and fairly summarize the matters referred to therein.

      The opinions, certificates, letters and other documents required to be delivered by this Section 6 shall be delivered at the office of Davis Polk & Wardwell at 450 Lexington Avenue, New York, New York 10017, not later than 10:00 a.m., New York City time, on the date of this Agreement or at such later time and date as may be mutually agreed by the Company and the Agents, which in no event shall be later than the time at which the Agents commence solicitation of purchasers of Program Securities hereunder, the time and date of such delivery being herein called the "Closing Date". The Company will furnish each Agent with such conformed copies of such opinions, certificates, letters and other documents as it may reasonably request.

      In the event that, after the Closing Date, the Company shall determine (x) to increase pursuant to and in accordance with the terms and provisions of the Indenture, the aggregate principal amount of the Program Securities that may be authenticated and delivered under the Indenture and/or (y) to register a portion of the Program Securities under a registration statement or registration statements in addition to the Registration Statement referred to in Section 2(a) above, the Company shall (i) promptly comply with its obligations and take any steps as are required to be taken by it pursuant to Sections 5(b), (f), (g), (h) and (i) hereof, (ii) not later than 10:00 a.m., New York City time, on the date on which any such supplements or amendments to the Prospectus or the Registration Statements, or any additional registration statements, shall be filed by the Company with the Commission under the Act and shall have been declared or deemed effective, or at such later time and date as shall be mutually agreed by the

Company and the Agents, deliver to each Agent and its counsel the opinions, certificates, letters and other documents required to be delivered pursuant to paragraphs (c), (d), (e) and (f), and if separate financial statements of Bank One are included or incorporated by reference in the Registration Statement and Prospectus (g) and (h) of this Section 6, and (iii) if applicable, deliver to each Agent a certificate, dated the date each of the other certificates delivered pursuant to clause (ii) are being delivered, executed by the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, any other Executive Officer of the Company, reaffirming each of the representations and warranties of the Company set forth in Section 2 with respect to any registration statement, any Free Writing Prospectus relating to the Program Securities and any prospectus included in such registration statement filed after the date hereof relating to the Program Securities.

      For purposes of the documents required to be delivered pursuant to the preceding paragraph, the term "Registration Statement" shall be deemed to refer to the Registration Statement referred to in Section 2(a), together with any such additional registration statement or registration statements relating to the Program Securities, in each case as amended or supplemented; the term "Prospectus" shall refer to the Prospectus as so amended or supplemented; and the term "Closing Date" shall be deemed to refer to the date on which the requirements under the preceding paragraph are satisfied. As of and after the requirements of the preceding paragraph are satisfied, the foregoing terms shall be deemed to be so amended for all purposes of this Agreement.

      In the case of Additional Agents, the conditions set forth in paragraphs
(c), (d), (e), (f) and (g) of this Section 6 shall be deemed satisfied by the delivery to the Additional Agents of copies of the documents delivered pursuant to such paragraphs on the Closing Date.

      7. Additional Covenants of the Company. The Company agrees that:

      (a) Each acceptance by the Company of an offer to purchase Program Securities shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects at the time of such acceptance and a covenant and an affirmation that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Program Securities relating to such acceptance as though made at and as of such time, it being understood that such representations and warranties shall relate to the Registration Statement, the Time of Sale Information and the Prospectus as amended or supplemented at such time.

      (b) Promptly after the filing with the Commission of each amendment of or supplement to the Registration Statement or the Prospectus under the Act (other than (i) information filed or furnished to the Commission in a Current Report on Form 8-K (or any successor form thereto); (ii) an exhibit to the Registration Statement or Prospectus that does not relate to the Program

Securities; (iii) any amendment or supplement which relates only to the offering and sale of securities other than the Program Securities or which serves only to set forth, or reflect a change in, the terms of any Program Securities or the principal amount of Program Securities remaining to be sold or any similar information), the Company shall furnish each Agent with a certificate of the Chairman of the Board, the President, any Vice-Chairman, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, or any other Executive Officer of the Company, dated the date of such amendment, supplement or filing to the same effect as the certificate referred to in Section 6(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such certificate; provided, however, that the Company shall not be required during any period in which it has instructed each Agent to cease or each Agent has ceased soliciting offers to purchase Program Securities to furnish each Agent with such certificate, provided that the obligation of each Agent to begin thereafter to solicit offers to purchase Program Securities shall be subject to the delivery of such certificate dated the latest date on which the Company would, but for this proviso, have been required to furnish such certificate.

      (c) Promptly after the filing with the Commission of each Quarterly Report on Form 10-Q or Annual Report on Form 10-K of the Company, the Company shall furnish each Agent requesting it with a written opinion of Simpson Thacher & Bartlett LLP, counsel for the Company, or such other counsel as is acceptable to each Agent, including in-house counsel, dated the date on which such Form 10-Q or Form 10-K was filed with the Commission, to the effect set forth in Section 6(d) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented at such date; provided, however, that in lieu of such opinion, such counsel may furnish each Agent with a letter to the effect that such Agent may rely on a prior opinion delivered under
Section 6(d) or this Section 7(c) to the same extent as if it were dated the date of such letter and the statements therein related to the Registration Statement and the Prospectus as amended or supplemented at such date; provided further, that the Company shall not be required during any period in which it has instructed each Agent to cease or each Agent has ceased soliciting offers to purchase Program Securities to furnish each Agent with such opinion or letter, provided that the obligation of each Agent to begin thereafter to solicit offers to purchase Program Securities shall be subject to the delivery of such opinion or letter dated not earlier than the date of the most recent fiscal quarter end if such delivery is so requested by the Agent.

      (d) Within a reasonable time after each date on which the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or any document that contains additional financial information, such as a Quarterly Report on Form 10-Q, shall be incorporated by reference into the Prospectus, the Company shall cause PricewaterhouseCoopers LLP or KPMG LLP, as the case may be, to furnish each Agent with a letter, addressed jointly to the Board of Directors of the Company and the Agents and dated such date, substantially in the form attached hereto as Exhibit E; provided, however, that within a reasonable time after the filing with the Commission of each Annual Report of the Company on Form 10-K, the Company shall instead furnish each Agent with a letter addressed jointly to the Board of Directors of the Company and the Agents and dated such date, to the effect set forth in Section 6(f) or 6(g), as the case may be, insofar as Section 6(f) or 6(g), as the case may be, relates to such additional financial information; provided further, that the Company shall not be required during any period in which it has instructed each Agent to cease or each Agent has ceased soliciting offers to purchase Program Securities to furnish each Agent with either letter referred to above in this paragraph, provided that the obligation of each Agent to begin thereafter to solicit offers to purchase Program Securities shall be subject to the delivery of (i) such letter substantially in the form of Exhibit E with respect to the period commencing with the beginning of the first fiscal quarter following the date of the most recent Annual Report of the Company on Form 10-K and ending with the end of the most recent fiscal quarter or, if later, the period as to which the Company would, but for this proviso, be required to furnish such a letter and (ii) such letter to the effect set forth in Section 6(f) or 6(g), as the case may be, with respect to the most recent Annual Report of the Company on Form 10-K.

      (e) In the event that the Company appoints an Additional Agent pursuant to
Section 3(c) of this Agreement, the Company shall cause PricewaterhouseCoopers LLP or KPMG LLP, as the case may be, to deliver a letter addressed to the Company and such Additional Agent (a "Reliance Letter") entitling such Additional Agent to the benefits of any letter delivered by PricewaterhouseCoopers LLP or KPMG LLP, as the case may be, pursuant to paragraph (d) of this Section 7.

      (f) In the event that the Company appoints an Additional Agent pursuant to
Section 3(c) of this Agreement, the Company shall furnish such Additional Agent(s) requesting it with a written opinion of Simpson Thacher & Bartlett LLP, counsel for the Company, or such other counsel as is acceptable to such Additional Agent, to the effect set forth in Section 6(d) or Section 7(c) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented at the date of the latest filing by the Company of a Quarterly Report on Form 10-Q or Annual Report on Form 10-K; provided, however, that in lieu of such opinion, such counsel may furnish each Additional Agent with a letter to the effect that such Additional Agent may rely on a prior opinion delivered under Section 6(d) or Section 7(c) to the same extent as if it were dated the date of such Form 10-Q or Form 10-K filing and the statements therein related to the Registration Statement and the Prospectus as amended or supplemented at such date; provided further, that the Company shall not be required during any period in which it has instructed each Agent to cease or each Agent has ceased soliciting offers to purchase Program Securities to furnish each Agent with such opinion or letter, provided that the obligation of each Agent to begin thereafter to solicit offers to purchase Program Securities shall be subject to the delivery of such opinion or letter dated not earlier than the date of the most recent fiscal quarter end if such delivery is so requested by the Agent.

      (g) The Company agrees to offer to any person who shall have agreed to purchase Program Securities (including any Agent that has agreed to purchase Program Securities pursuant to Section 4 hereof) the right not to purchase such Program Securities if, on the Settlement Date for such purchase, the conditions set forth in Sections 6(a) and (b), or either of them, shall not be satisfied.

      (h) The Company will, pursuant to reasonable procedures developed in good faith, retain for a period of not less than three years copies of each Free Writing Prospectus and other Time of Sale Information that is not filed with the Commission in accordance with Rule 433 under the Act and maintain records regarding the timing of the delivery of all applicable Time of Sale Information.

      (i) The Company will at all times use its best efforts to comply with the disclosure requirements under the Act and Exchange Act relating to its status as a "well-known seasoned issuer", as defined in Rule 405 of the Act, which efforts will include the filing of all reports and materials set forth in section 1(i) of the definition of Ineligible Issuer as defined in Rule 405 of the Act. The Company will notify the Agents in writing promptly after learning of any event or circumstance that may affect its status as a "well-known seasoned issuer."

      (j) The Company will pay any filing fees required by Rule 457 of the Act in connection with filing Time of Sale Information and each Free Writing Prospectus, by the times required under the Act.

      (k) The Company agrees that any other security that is added to the Program Securities by post-effective amendment to the Registration Statement shall be duly authorized by the Company. The Company shall provide to Agents officers' certificates or opinions of counsel or comfort letters relating to such security as the Agents may reasonably request.

      8. Certain Agreements of the Agents. Each Agent hereby represents and agrees that:

      (a) it has not and will not use, authorize use of, refer to, or participate in the planning for the use of, any Free Writing Prospectus, as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a Free Writing Prospectus that contains no "issuer information" (as defined in Rule 433(h)(2) under the Act) that was not included in a previously filed Free Writing Prospectus or in the Prospectus, (ii) any Free Writing Prospectus prepared pursuant to Section 5(a) above, or (iii) any issuer or underwriter Free Writing Prospectus approved by the Company in advance in writing;

      (b) it will, pursuant to reasonable procedures developed in good faith, take steps to ensure that any Free Writing Prospectus referred to in clause
(a)(i) above will not be subject to broad unrestricted dissemination;

      (c) it will not, without the prior written consent of the Company, use any Free Writing Prospectus that contains the final terms of the Program Securities unless such terms have previously been included in a Free Writing Prospectus filed with the Commission or otherwise made reasonably available to the purchasers of Program Securities;

      (d) it will retain copies of each Free Writing Prospectus used or referred to by it and all other Time of Sale Information, in accordance with Rule 433 under the Act;

      (e) it is not subject to any pending proceeding under Section 8A of the Act with respect to any offering of Program Securities (and will promptly notify the Company if any such proceeding against it is initiated during such period of time after the first date of the public offering of the Program Securities as in the opinion of counsel for the Agents a prospectus relating to the Program Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Act) in connection with sales of the Program Securities by any Agent or dealer); and

      (f) it shall, pursuant to Rule 173 of the Act, provide, or cause its selected dealers to provide, purchasers of Program Securities a notice required thereby two business days following the completion of the sale.

      9. Indemnification and Contribution.

      (a) The Company will indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which such Agent or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus (or in any amendment or supplement thereto), any applicable Free Writing Prospectus or any applicable Time of Sale Information relating to the Program Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will, as such expenses are incurred, reimburse each Agent and each such controlling person for any legal or other expenses reasonably incurred by such Agent or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable to an Agent or person controlling such Agent in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such documents in reliance upon and in conformity with written information furnished to the Company by such Agent specifically for use therein; and provided further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Time of Sale Information relating to the Program Securities, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Agent (or to the benefit of any person controlling such Agent) from whom the person asserting any such losses, claims, damages or liabilities purchased the applicable Program Securities, to the extent that any such loss, claim, damage or liability of such Agent or such controlling person results from the fact that a copy of any subsequent Time of Sale Information (which did not contain any such untrue statement or omission or alleged untrue statement or omission) was delivered to such Agent by the Company on a timely basis enabling such Agent so to send, give or make available a copy of such subsequent Time of Sale Information in accordance with such Agent's customary procedures. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

      (b) Each Agent will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus (or in any amendment or supplement thereto), any Free Writing Prospectus or any Time of Sale Information relating to the Program Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Agent specifically for use therein; and will, as such expenses are incurred, reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that such Agent may otherwise have.

      (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnifying party in connection with the defense thereof other than reasonable costs of investigation.

      (d) If recovery is not available under the foregoing indemnification provisions of this Section, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution for liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by the Company on the one hand and any Agent on the other from the offering by it pursuant to this Agreement of the Program Securities that are the subject of the action (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, as well as any other relevant equitable considerations. The Company and the Agents agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the commissions or underwriting discounts received by such Agent relating to the Program Securities that are the subject of the action and which were distributed to the public through it pursuant to this Agreement or upon resale of Program Securities purchased by it from the Company exceed the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Agents' obligations to contribute are several in proportion to their respective obligations hereunder and are not joint.

      10. Status of Each Agent. In soliciting offers to purchase Program Securities pursuant to this Agreement and in performing its other obligations hereunder, each Agent is acting individually and not jointly with the other Agents and, except as contemplated by Section 4, is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Program Securities from the Company has been solicited by such

Agent and accepted by the Company, but shall have no liability to the Company in the event any such purchase is not consummated. If the Company shall default in the performance of its obligation to deliver Program Securities to a purchaser whose offer it has accepted, the Company shall (i) hold each Agent harmless against any loss, claim or damage arising from or as a result of such default and (ii) pay to each Agent any commission to which it would have been entitled had such Program Securities been delivered.

      11. Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and the Agents set forth in or made pursuant to this Agreement or any Terms Agreement, as the case may be, will remain in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of any Agent, the Company or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Program Securities. If this Agreement or any Terms Agreement is terminated pursuant to Section 12 or for any other reason, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(i) to the extent actually incurred by or committed to by an Agent to the date of such termination, the obligations of the Company pursuant to Section 5(c) shall remain in effect until the settlement of all pending deliveries of and payment for securities and the respective obligations of the Company and the Agents pursuant to Section 9 and the obligations of the Company pursuant to Section 5(e) shall remain in effect.

      12. Termination. (a) The Company may elect to suspend or terminate the offering of Program Securities under this Agreement at any time. The Company also (as to any one or more of the Agents) or any Agent (as to itself) may terminate the appointment and arrangements described in this Agreement. Such actions may be taken, in the case of the Company, by giving prompt written notice of suspension to all of the Agents and by giving not less than one day's written notice of termination to all of the Agents, or, in the case of an Agent, by giving not less than one day's written notice of termination to the Company. The provisions of Sections 5(c), 5(e), 5(i), 9, and 11 hereof shall survive any termination of this Agreement.

      (b) Any Terms Agreement executed pursuant to Section 4(a) of this Agreement shall be subject to termination, by notice given to the Company prior to delivery of and payment for all the Program Securities, if (a) prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) trading in the common stock of the Company on the New York Stock Exchange shall have been suspended, (iii) a general moratorium on commercial banking activities in New York shall have been declared by Federal or New York authorities or (iv) there shall have occurred any outbreak of hostilities or escalation thereof or other calamity or crisis having an adverse effect on the financial markets of the United States and (b) the occurrence or consequences of any one or more of such events shall have, in the judgment of JPMSI, made it impracticable to market the Program Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information, any Free Writing Prospectus and the Prospectus. The provisions of Sections 5(c), 5(e), 5(i), 9 and 11 hereof shall survive any termination of the Terms Agreement.

      (c) For the avoidance of doubt, in the event of termination of this Agreement or any Terms Agreement with respect to any Agent, such Agent shall not receive any compensation except in connection with a purchase by it of Program Securities actually consummated, provided that the foregoing shall in no way limit the provisions of Section 9, and that reimbursement by the Company to an Agent of out-of-pocket accountable expenses actually incurred by such Agent and to which such Agent is otherwise entitled as provided herein shall not be prohibited.

      13. Offering Restrictions. If any Program Securities are to be offered outside the United States, you will not offer or sell any such Program Securities in any jurisdiction if such offer or sale would not be in compliance with any applicable law or regulation or if any consent, approval or permission is needed for such offer or sale by you or for or on behalf of the Company unless such consent, approval or permission has been previously obtained. Subject to the obligations of the Company set forth in Section 5 of this Agreement, the Company shall have no responsibility for, and you will obtain, any consent, approval or permission required by you for the subscription, offer, sale or delivery by you of Program Securities, or the distribution of any offering materials, under the laws and regulations in force in any jurisdiction to which you are subject or in or from which you make any subscription, offer, sale or delivery.

      14. Notices. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Company shall be directed to it at 270 Park Avenue, New York, New York 10017, Attention: Office of the Secretary (facsimile No. (212) 270-2966) and notices to any Agent shall be directed to it at the address set forth in Exhibit A hereto.

      15. Governing Law; Counterparts. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

      16. Modification. No amendment, modification, supplement or waiver in respect of this Agreement will be effective unless pursuant to an instrument in writing and signed by each of the parties to be bound hereby.

      17. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

                               [Signatures Follow]

                                                    JPMORGAN CHASE & CO.

                                                    By: /s/ Louis M. Morrell
                                                        ------------------------
                                                        Name: Louis M. Morrell
                                                        Title: Managing Director
J.P. MORGAN SECURITIES INC.

By: /s/ Michael Camacho
    ----------------------
    Name: Michael Camacho
    Title: Managing Director

                                                                       EXHIBIT A

Agent

J.P. Morgan Securities Inc.
270 Park Avenue
New York, NY 10017
Attention: Transaction Execution Group, 7th Floor (facsimile No. (212) 834-6702)

                                                                       EXHIBIT B

                              JPMORGAN CHASE & CO.

                       Global Medium-Term Notes, Series E
                            Global Warrants, Series E
                             Global Units, Series E

                         FORM OF AGENT ACCESSION LETTER

                                                                          [date]

[Name of Agent]
[Address of Agent]

Ladies and Gentlemen:

      JPMorgan Chase & Co., a Delaware corporation (the "Company"), has previously entered into a Master Agency Agreement dated December 1, 2005 (the "Master Agency Agreement"), among the Company and the other agents signatory thereto (the "Existing Agents"), with respect to the issue and sale from time to time by the Company of up to $4,000,000,000 less the initial public offering price of any securities previously issued under the Registration Statement (or the equivalent thereof in one or more currencies other than U.S. dollars) aggregate initial public offering price of its Global Medium-Term Notes, Series E, due more than nine months from the date of issue (the "Notes"), its Global Warrants, Series E (the "Warrants") and its Global Units, Series E (the "Units" and, together with the Notes and the Warrants, and any other securities that may be offered by post-effective amendment to the Registration Statement, the "Program Securities"). The Notes will be issued either alone or as part of a Unit under the Indenture dated as of May 25, 2001, between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the "Trustee") (as may be supplemented or amended from time to time, the "Indenture"). The Master Agency Agreement permits the Company to appoint one or more additional persons to act as agent with respect to the Program Securities, on terms substantially the same as those contained in the Master Agency Agreement. A copy of the Master Agency Agreement, including the Procedures with respect to the issuance of the Program Securities attached thereto as Exhibit C, is attached hereto.

      In accordance with Section 3(c) of the Master Agency Agreement we hereby confirm that, with effect from the date hereof, you shall become a party to, and an Agent under, the Master Agency Agreement, vested with all the authority, rights and powers, and subject to all duties and obligations of an Agent as if originally named as such under the Master Agency Agreement.

      You represent and warrant that you are actually engaged in the investment banking or securities business and that you are a member in good standing of the

National Association of Securities Dealers, Inc. ("NASD"). You agree that in making sales of Program Securities, you will comply with all applicable rules of the NASD, including without limitation, Rules 2720(l) and 2740 of the Conduct Rules of the NASD (the "Rules"). You represent and warrant that you are fully familiar with the above provisions of the Rules. You further represent, by your participation in an offering of the Program Securities, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to Section (b)(6) of NASD Rule 2710 (the "Financing Rule") as such requirements relate to such offering, including, but not limited to information with respect to (x) any arrangement during the period beginning 180 days immediately preceding the required filing date of an offering and through the pricing date (the "Survey Period"), which arrangement provides for the receipt of any item of value or the transfer of any warrants, options, or other securities from the Company to you or your related person(s), (y) any acquisitions of unregistered equity securities of the Company by you or your related person(s) during the Survey Period, or (z) any new arrangement that provides for the receipt of any additional item of value by you or your related person(s) between the pricing date of an offering and the date ending 90 days immediately thereafter. Terms used in clauses (x), (y) and (z) of the previous sentence and not otherwise defined shall have the respective meanings given to them in the Financing Rule.

      You represent that you understand the requirements of NASD
Notice-to-Members 88-101 relating to participation by NASD members in shelf offerings. You agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this letter, if a selling concession, discount or other allowance is granted to you, you will comply with Rule 2740 of the NASD Conduct Rules.

      You agree that in selling Program Securities pursuant to any offering (which agreement shall also be for the benefit of the Company or other seller of such Program Securities) you will comply with all applicable rules and regulations, including the applicable provisions of the Act and the Exchange Act, the applicable rules and regulations of the Commission thereunder, the applicable rules and regulations of the NASD, the applicable rules and regulations of any securities exchange having jurisdiction over the offering, including Rule 15c2-8 of the Exchange Act, NASD Rule 2310, NYSE Rule 405 and any other laws, rules or regulations regarding distribution of Prospectuses, suitability or diligence to accounts.

      Except as otherwise expressly provided herein, all terms used herein which are defined in the Master Agency Agreement shall have the same meanings as in the Master Agency Agreement. Your obligation to act as Agent hereunder shall be subject to you having received copies of the most recent documents (including any prior documents referred to therein) previously delivered to the Existing Agents pursuant to Sections 6 and 7 of the Master Agency Agreement. By your signature below, you confirm that such documents are to your satisfaction. For purposes of Section 14 of the Master Agency Agreement, you confirm that your notice details are as set forth immediately beneath your signature.

      Each of the parties to this letter agrees to perform its respective duties and obligations specifically provided to be performed by each of the parties in accordance with the terms and provisions of the Master Agency Agreement and the Procedures, as amended or supplemented hereby.

      Notwithstanding anything in the Master Agency Agreement to the contrary, the obligations of each of the Existing Agents and the Additional Agent(s) under
Section 9 of the Master Agency Agreement are several and not joint, and in no case shall any Existing Agent or Additional Agent (except as may be provided in any agreement among them) be responsible under Section 9(d) to contribute any amount in excess of the commissions received by such Existing Agent or Additional Agent from the offering of the Program Securities.

      This Agreement shall be governed by the laws of the State of New York. This Agreement may be executed in one or more counterparts and the executed counterparts taken together shall constitute one and the same agreement.

      If the foregoing correctly sets forth the agreement among the parties hereto, please indicate your acceptance hereof in the space provided for that purpose below.

                                                     Very truly yours,

                                                     JPMORGAN CHASE & CO.

                                                     By
                                                       -------------------------
                                                       Name:
                                                       Title:


CONFIRMED AND ACCEPTED, as of the
date first above written

[Insert name of Additional Agent and information pursuant to Section 14 of the Master Agency Agreement]

                                                                       EXHIBIT C

                              JPMORGAN CHASE & CO.

                       GLOBAL MEDIUM-TERM NOTES, SERIES E
                            GLOBAL WARRANTS, SERIES E
                             GLOBAL UNITS, SERIES E

                            ADMINISTRATIVE PROCEDURES

                                December 1, 2005

      The offering of Global Medium-Term Notes, Series E, due more than nine months from the date of issue (the "Notes"), Global Warrants, Series E (the "Warrants") and Global Units, Series E (the "Units" and, together with the Notes and the Warrants and any other securities that may be offered by post-effective amendment to the Registration Statement referred to below, the "Program Securities") are to be offered on a continuing basis by JPMorgan Chase & Co. (the "Company"). Pursuant to the Company's Master Agency Agreement dated December 1, 2005 (the "Master Agency Agreement") between the Company and the Agents to which these administrative procedures are attached as an exhibit, certain firms and corporations (each an "Agent" and collectively the "Agents") have agreed, as agents of the Company, to solicit purchases of the Program Securities issued in fully registered form. The Program Securities are being sold by the Company to the Agents pursuant to the Master Agency Agreement and, if applicable, one or more terms agreements substantially in the form attached to the Master Agency Agreement as Exhibit D, D-1, and D-2 (each a "Terms Agreement"). The Program Securities have been registered with the Securities and Exchange Commission (the "Commission"). The Notes will be issued, either alone or as part of a Unit, under the Indenture dated as of May 25, 2001, as amended from time to time, (as may be supplemented or amended from time to time, the "Indenture"), between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) ("Deutsche Bank"), as trustee (the "Trustee"). Capitalized terms not otherwise defined in these Procedures shall have the meanings ascribed to them in the Master Agency Agreement.

      The Warrants will be issued, either alone or as part of a Unit, pursuant to the provisions of a Warrant Agreement between the Company and a warrant agent to be appointed by the Company, substantially in the form of one of the agreements filed as an exhibit to the Registration Statement referred to below (each a "Warrant Agreement").

      The Units will be issued pursuant to a Unit Agreement among the Company and a unit agent to be appointed by the Company substantially in the form of the agreement filed as an exhibit to the Registration Statement (each a "Unit Agreement"). Units may include one or more (i) Notes, (ii) Warrants or (iii) any combination thereof. The applicable Term Sheet will specify whether the Notes and/or Warrants comprised by a Unit may or may not be separated from the Unit.

      Program Securities other than Notes, Warrants, Units or any combination thereof, whether issued alone or as part of a Unit, will have the terms as set forth in supplements to the Prospectus and Term Sheets.

      JPMorgan Chase Bank, National Association ("JPMorgan Chase Bank") will be the Registrar, Transfer Agent, Authenticating Agent and Paying Agent for the Notes, and will perform the duties specified herein. For the purposes of these Administrative Procedures, JPMorgan Chase Bank shall also refer to any designee of JPMorgan Chase Bank under the Paying Agent, Registrar, Transfer Agent and Authenticating Agreement. Each Note, each Warrant and each Unit will be represented by, in the case of the Notes, a Global Note, in the case of the Warrants, a Global Warrant, and in the case of the Units, a Global Unit (each as defined below) delivered to JPMorgan Chase Bank, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (in the case of a Note, a "Book-Entry Note," in the case of a Warrant, a "Book-Entry Warrant," and, in the case of a Unit, a "Book-Entry Unit"). Each Note or Warrant or other Program Security which may be included in any Unit will be issued in the corresponding global form. Except as set forth in the Indenture, in the case of Notes, any Warrant Agreement, in the case of Warrants or any Unit Agreement, in the case of Units, an owner of a Book-Entry Note, Book-Entry Warrant or Book-Entry Unit (or of any Note or Warrant included in such Book-Entry Unit), as the case may be, will not be entitled to receive a Certificated Note (including with respect to a Book-Entry Note included in a Book-Entry Unit), a Certificated Warrant (including with respect to a Book-Entry Warrant included in a Book-Entry Unit) or a Certificated Unit.

      The procedures to be followed during, and the specific terms of, the solicitation of orders by the Agents and the sale as a result thereof by the Company are explained below. The Company will advise the Agents and JPMorgan Chase Bank in writing of those persons handling administrative responsibilities with whom the Agents and JPMorgan Chase Bank are to communicate regarding orders to purchase the Program Securities and the details of their delivery.

      Administrative procedures and specific terms of the offering are explained below. Book-Entry Notes, Book-Entry Warrants and Book-Entry Units, which may be payable in either U.S. dollars or other specified currencies, will be issued in accordance with the administrative procedures set forth herein as they may subsequently be amended as the result of changes in DTC's operating procedures. Unless otherwise defined herein, terms defined in the Indenture, any Warrant Agreement, the Unit Agreement, the Notes, the Warrants and the Units shall be used herein as therein defined. The Company will advise the Agent in writing of the employees of the Company with whom the Agent is to communicate regarding offers to purchase Program Securities and the related settlement details. To the extent the procedures set forth below conflict with the provisions of the Program Securities, the Indenture, any Warrant Agreement, the Unit Agreement, DTC's operating requirements or the Master Agency Agreement, the relevant provisions of the Program Securities, the Indenture, any Warrant Agreement, the Unit Agreement, DTC's operating requirements and the Master Agency Agreement shall control.

           ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES, BOOK-ENTRY
                         WARRANTS AND BOOK-ENTRY UNITS

      In connection with the qualification of the Book-Entry Notes, Book-Entry Warrants or Book-Entry Units for eligibility in the book-entry system maintained by DTC, JPMorgan Chase Bank will perform the custodial, document control and administrative functions described below. JPMorgan Chase Bank will perform such functions in accordance with (i) its obligations under a Letter of Representations from the Company to DTC dated as of May 23, 2002, and (ii) its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                     Unless otherwise specified in any Prospectus, Time
                              of Sale Information or Free Writing Prospectus on any date of settlement (as defined under "Settlement" below) for one or more Book-Entry
                              Notes, one or more Book-Entry Warrants or one or more Book-Entry Units, the Company will issue, in the case of the Notes, a single global Note in fully registered form without coupons (a "Global
                              Note") representing up to U.S. $500,000,000 principal amount of all such Notes that have the same Original Issue Date, Maturity Date and other terms, and, in the case of the Warrants, a single global Warrant in fully registered form (a "Global
                              Warrant"), with a notional amount of up to U.S.
                              $500,000,000 that have the same Exercise Price, Exercise Date, Exercise Period, Expiration Date and other terms, and in the case of Units, a single global unit in fully registered form (a
                              "Global Unit"), representing up to U.S.
                              $500,000,000 face amount that have the same
                              Original Issue Date and that otherwise comprise the same securities and have the same terms. Each
                              Global Note and each Global Warrant, whether issued alone or as part of a Unit, will be dated and issued as of the date of its authentication, or countersignature as the case may be, by JPMorgan Chase Bank and each Global Unit will be dated and issued as of the date of the issuances of the other securities comprised by such Unit.
                              Each Global Note, whether issued alone or as part of a Unit, will bear an "Interest Accrual Date," which will be (i) with respect to an original
                              Global Note (or any portion thereof), its original issuance date and (ii) with respect to any Global
                              Note (or any portion thereof) issued subsequently upon exchange of a Global Note, or in lieu of a destroyed, lost or stolen Global Note, the most recent Interest
                              Payment Date to which interest has been paid or duly provided for on the predecessor Global Note or Notes (or if no such payment or provision has been made, the original issuance date of the predecessor Global Note), regardless of the date of authentication of such subsequently issued
                              Global Note. Book-Entry Notes, Book-Entry Warrants and Book-Entry Units may be payable in either U.S.
                              dollars or other specified currencies. No Global
                              Note, Global Warrant or Global Unit will represent, any Certificated Note, Certificated
                              Warrant or Certificated Unit, as the case may be.

Preparation of Term Sheet:    If any order to purchase a Book-Entry Note,
                              Book-Entry Warrant or Book-Entry Unit is accepted by or on behalf of the Company, the Company will prepare a preliminary or final term sheet (a "Term
                              Sheet") reflecting the terms of such Note, Warrant or Unit. The Company (i) will arrange to file an electronic format document, in the manner prescribed by the EDGAR Filer Manual, of such Term
                              Sheet with the Commission as required by Rule 433 under the Securities Act, and with respect to the Term Sheet setting forth the final terms of the Book-Entry Note, Book-Entry Warrant or Book-Entry
                              Unit, as applicable, in accordance with the applicable paragraph of Rule 424(b) under the Securities Act and (ii) will, as soon as possible and in any event not later than the date on which such Term Sheet is filed with the Commission, deliver the number of copies of such Term Sheet to the Agent as the Agent shall request. The Agent will cause such Term Sheet to be delivered, or otherwise made available, to the purchaser of the Note, Warrant or Unit.

                              In each instance that a Term Sheet is prepared, the Agent will affix the Term Sheet to Prospectuses, product supplements and any other Time of Sale Information prior to their use. Outdated Term Sheets, and the Prospectuses and product supplements and any other Time of Sale Information to which they are attached (other than those retained for files), will be destroyed.

Note Maturities:              Each Book-Entry Note will mature on a date not
                              less than nine months or more than thirty years after the Original Issue Date for such Note.

Denominations:                Unless otherwise specified in the applicable Term
                              Sheet, Book-Entry Notes will be issued in principal amounts of U.S. $1,000 or any amount in excess thereof that is an integral multiple of U.S. $1,000 or, if such Book-Entry Notes are issued in a currency other than U.S. dollars, principal amounts of such currency in denominations of the equivalent of U.S. $1,000
                              (rounded to an integral multiple of 1,000 units of such currency), unless otherwise indicated in the applicable Term Sheet. Global Notes, Global
                              Warrants and Global Units will be denominated in, in the case of Global Notes, principal amounts not in excess of U.S. $500,000,000, in the case of Global Warrants, in aggregate notional amounts not to exceed U.S. $500,000,000, and, in the case of Global Units, in aggregate face amounts not to exceed U.S. $500,000,000. If one or more
                              Book-Entry Notes having an aggregate principal amount in excess of U.S. $500,000,000, or one or more Book-Entry Warrants having an aggregate notional amount in excess of U.S. $500,000,000, or one or more Book-Entry Units having an aggregate face amount in excess of U.S. $500,000,000 would, but for the preceding sentence, be represented by a single Global Note, Global Warrant or Global
                              Unit, as the case may be, then one Global Note will be issued to represent each U.S. $500,000,000 principal amount of such Book-Entry Note or Notes, one Global Warrant will be issued to represent each aggregate notional amount of U.S.
                              $500,000,000 of such Book-Entry Warrant or Warrants, and one Global Unit will be issued to represent each aggregate face amount of U.S.
                              $500,000,000 of such Book-Entry Unit or Units and an additional Global Note, Global Warrant or
                              Global Unit, will be issued to represent any remaining principal amount of such Book-Entry Note or Notes, aggregate notional amount of such Book-Entry Warrant or Warrants or aggregate face amount of such Book-Entry Unit or Units. In such a case, each of the Global Notes, Global Warrants or Global Units representing such Book-Entry Note or
                              Notes, such Book-Entry Warrant or Warrants, or such Book-Entry Unit or Units, as the case may be, shall be assigned the same CUSIP number.

Delivery of                   Subject to "Suspension of Solicitation; Amendment
Confirmation and              or Supplement" below, each Agent and participating
Prospectus, Product           dealer, pursuant to the terms of the Master Agency
Supplement and Term           Agreement and as herein described, will cause to
Sheet to Purchaser            be delivered, or otherwise made available, a copy
by each Agent:                of the Prospectus, including the applicable
                              product supplement and Term Sheet, to each purchaser of Program Securities from such Agent or Dealer.

                              For each offer to purchase a Program Security solicited by any Agent and accepted by or on behalf of the Company, such Agent or a broker-dealer that has executed a selected dealer agreement with such Agent will provide a confirmation to the purchaser, setting forth the details described above and delivery and payment instructions, as well as the notice of allocation information required by Rule 173 under the Securities Act within 2 days after the terms of the Program Securities become final.

                              In addition, such Agent will deliver to purchasers of the Program Securities the Prospectus, product supplement, Term Sheet and any other Time of Sale Information, in relation to such Program Security to any purchaser of the Program Securities who so requests.

Suspension of                 Subject to the Company's representations,
Solicitation;                 warranties and covenants contained in the Master
Amendment or                  Agency Agreement, the Company may instruct the
Supplement:                   Agents to suspend at any time, for any period of
                              time or permanently, the solicitation of orders to purchase Book-Entry Notes, Book-Entry Warrants or
                              Book-Entry Units. Upon receipt of such
                              instructions, the Agents will forthwith suspend solicitation until such time as the Company has advised them that such solicitation may be resumed.

                              In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and JPMorgan Chase Bank whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate product supplement, Term Sheet or any other Time of Sale Information, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangement that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus, product supplement, Term Sheet or any other Time of Sale Information, may not be so delivered.

                              If the Company decides to amend or supplement the Registration Statement (as defined in the Master Agency Agreement) or the Prospectus or any product supplement, Term Sheet or any other Time of Sale Information, it will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Master Agency Agreement. Subject to the provisions of the Master Agency Agreement, the Company may file with the Commission any such supplement or any product supplement to the Prospectus relating to the Program Securities. The Company will provide the Agents and JPMorgan Chase Bank with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).

Settlement:                   The receipt by the Company of immediately
                              available funds in payment for a Book-Entry Note, a Book-Entry Warrant or a Book-Entry Unit and, in the case of the Note, the authentication and issuance of the Global Note representing such Note, in the case of the Warrant, the countersigning and issuance of the Global Warrant representing such Warrant or, in the case of the Unit, the completion and issuance of the Global
                              Unit representing such Unit (and of each security comprised by such Unit) shall constitute
                              "settlement" with respect to such Note, Warrant or Unit, as the case may be. All orders accepted by the Company will be settled on the third Business
                              Day pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day as set out in the applicable Prospectus, Time of Sale Information or Free Writing Prospectus, which shall be no earlier than the next Business Day.

Settlement Procedures:        Unless otherwise specified in any Prospectus, Time
                              of Sale Information or Free Writing Prospectus, settlement procedures with regard to each Book-Entry Note, each Book-Entry Warrant and each
                              Book-Entry Unit sold by the Company to or through the Agent (unless otherwise specified pursuant to a Terms Agreement), shall be as follows:

                              A. In the case of a Book-Entry Note (whether issued alone or as part of a Unit), the Agent will advise the Company by telephone that such Note is a Book-Entry Note and of the following settlement information:

                                    1.    Principal amount.

                                    2.    Maturity Date.

                                    3.    In the case of a Fixed Rate Book-Entry
                                          Note, the Interest Rate, whether such
                                          Note will pay interest annually or
                                          semiannually and whether such Note is
                                          an Amortizing Note, and, if so, the
                                          amortization schedule, or, in the case
                                          of a Floating Rate Book-Entry Note,
                                          the Initial Interest Rate (if known at
                                          such time), Interest Payment Date(s),
                                          Interest Payment Period, Calculation
                                          Agent, Base Rate, Index Maturity,
                                          Index Currency, Interest Reset Period,
                                          Initial Interest Reset Date, Interest
                                          Reset Dates, Spread or Spread
                                          Multiplier (if any), Minimum Interest
                                          Rate (if any), Maximum Interest Rate
                                          (if any) and the Alternate Rate Event
                                          Spread (if any).

                                    4.    Redemption or repayment provisions, if
                                          any.

                                    5.    Ranking.

                                    6.    Settlement date and time (Original
                                          Issue Date).

                                    7.    Interest Accrual D ate.

                                    8.    Price.

                                    9.    Agent's commission, if any.

                                    10.   Specified Currency.

                                    11.   Whether the Note is an Original Issue
                                          Discount Note (an "OID Note"), and if
                                          it is an OID Note, the applicability
                                          of Modified Payment upon Acceleration
                                          (and, if so, the Issue Price).

                                    12.   Whether the Note is a Renewable Note,
                                          and if it is a Renewable Note, the
                                          Initial Maturity Date, the Final
                                          Maturity Date, the Election Dates and
                                          the Maturity Extension Dates.

                                    13.   Whether the Company has the option to
                                          reset the Spread or Spread Multiplier
                                          of the Note.

                                    14.   Whether the Note is an Optionally
                                          Exchangeable Note, a Mandatorily
                                          Exchangeable Note, or any form of
                                          exchangeable Note.

                                    15.   Any other applicable provisions.

                              B. In the case of a Book-Entry Warrant (whether issued alone or as part of a Unit), the Agent will advise the Company by telephone that such Warrant is a Book-Entry Warrant and of the following settlement information:

                                    1.    Designation of the Series of Warrants:
                                          [Call][Put] Warrants.

                                    2.    Warrant Property.

                                    3.    Aggregate Number of Warrants.

                                    4.    Price to Public.

                                    5.    Warrant Exercise Price.

                                    6.    Agent's commission, if any.

                                    7.    Dates upon which Warrants may be
                                          exercised.

                                    8.    Expiration Date.

                                    9.    Form.

                                    10.   Currency in which exercise payments
                                          shall be made.

                                    11.   Minimum number of Warrants exercisable
                                          by any holder on any day.

                                    12.   Maximum number of Warrants exercisable
                                          on any day: [In the aggregate] [By any
                                          beneficial owner].

                                    13.   Formula for determining Cash
                                          Settlement Value.

                                          14.   Exchange Rate (or method of
                                          calculation).

                                    15.   Whether the Company or the holder is
                                          the writer of the Warrant.

                                    16.   Any other applicable provisions.

                              C. In the case of a Book-Entry Unit, the Agent will advise the Company by telephone that such Unit is a Book-Entry Unit, of the information set forth in Settlement Procedures "A" above with respect to any Book-Entry Notes that constitute a part of such Book-Entry Unit, of the information set forth in Settlement Procedures "B" above with respect to any Book-Entry Warrants that constitute a part of such Book-Entry Unit and of the following information:

                                    1.    Face Amount.

                                    2.    Agent's commission, if any

                                    3.    Designation of the Securities
                                          comprised by such Units:

                                          a.    Notes (See Settlement Procedures
                                                "A" ) and

                                          b.    Warrants (See Settlement
                                                Procedures "B").

                                    4.    Whether, and the terms under which,
                                          the Securities comprised by such Unit
                                          will be separately tradeable.

                                    5.    Any other provisions applicable to the
                                          Unit (other than those provisions
                                          applicable to the securities comprised
                                          by such Unit).

                              D. The Company will advise JPMorgan Chase Bank by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in "Settlement Procedures" "A," "B" and "C" above, as applicable, such advice to contain a representation as to the aggregate offering price of Program Securities permitted to be issued hereunder after such issuance. JPMorgan Chase Bank will then assign a CUSIP number to the Global Note representing a Note, whether issued alone or as part of a Unit, and will notify the Company and the Agent of such CUSIP number(s) by telephone as soon as practicable, except that for Optionally Exchangeable and Mandatorily Exchangeable Notes the Agent will obtain a CUSIP number for the Global Note representing such Note and will notify the Company and JPMorgan Chase Bank of such CUSIP number(s) by telephone as soon as practicable. The Agent will obtain a CUSIP number for (i) the Global Warrant representing a Warrant, whether issued alone or as part of a Unit, and (ii) the Global Unit representing a Unit, and, in each case will notify the Company and JPMorgan Chase Bank of such CUSIP number(s) by telephone as soon as practicable.

                              E. JPMorgan Chase Bank will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, the Agent and Standard & Poor's Corporation:

                                    1.    The information set forth in
                                          "Settlement Procedure" "A," "B"
                                          and "C" above, as applicable.

                                    2.    The Initial Interest Payment
                                          Date for the Notes, whether
                                          issued alone or as part of a
                                          Unit, the number of days by
                                          which such date succeeds the
                                          related DTC Record Date and, if
                                          known, the amount of interest
                                          payable on such Initial Interest
                                          Payment Date.

                                    3.    The CUSIP number of the Global
                                          Note (whether issued alone or as
                                          part of a Unit), Global Warrant
                                          (whether issued alone or as part
                                          of a Unit) and Global Unit, as
                                          applicable.

                                    4.    Whether the Global Note, Global
                                          Warrant or Global Unit will
                                          represent any other Book-Entry
                                          Note, Book-Entry Warrant or
                                          Book-Entry Unit, as the case may
                                          be (to the extent known at such
                                          time).

                                    5.    The number of Participant
                                          accounts to be maintained by DTC
                                          on behalf of the Agent and
                                          JPMorgan Chase Bank.

                              F. JPMorgan Chase Bank will, as applicable, authenticate, complete and deliver the Global Note representing the Note, countersign and deliver the Global Warrant representing the Warrant, and complete the Global Unit representing the Unit (including, as applicable, by authenticating, completing and delivering any Global Note or by countersigning and delivering any Global Warrant included in such Unit).

                              G. DTC will credit such Note, Warrant or Unit to JPMorgan Chase Bank's participant account at DTC.

                              H.    JPMorgan Chase Bank will enter an SDFS
                                    deliver order through DTC's Participant
                                    Terminal System instructing DTC to (i) debit the Note, Warrant or Unit, as the case may be, to JPMorgan Chase Bank's participant account and credit such Note, Warrant or Unit to the Agent's participant account and
                                    (ii) debit the Agent's settlement account and credit JPMorgan Chase Bank's settlement account for an amount equal to the price of such Note, Warrant or Unit, as the case may be, less the Agent's commission, if any. The entry of such a deliver order shall constitute a representation and warranty by JPMorgan Chase Bank to DTC that the Global Note representing a Book-Entry Note has been issued and authenticated, the Global Warrant representing a Book-Entry Warrant has been countersigned and delivered, or a Global Unit representing a Book-Entry Unit has been completed.

                              I. Unless the Agent is the end purchaser of a Note, Warrant or Unit, the Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC
                                    (i) to debit such Note, Warrant or Unit to the Agent's participant account and credit such Note, Warrant or Unit to the participant accounts of the Participants with respect to such Note, Warrant or Unit and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Agent for an amount equal to the price of such Note, Warrant or Unit.

                              J. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "H" and "I" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                              K.    JPMorgan Chase Bank will credit to the
                                    account of the Company maintained at
                                    JPMorgan Chase Bank, New York, New York, in funds available for immediate use in the amount transferred to JPMorgan Chase Bank in accordance with "Settlement Procedure" "H".

                              L. Unless the Agent is the end purchaser of the Note, Warrant or Unit, the Agent will confirm the purchase of such Note, Warrant or Unit to the purchaser either by transmitting to the Participants with respect to such Note, Warrant or Unit a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

                              M. Monthly, JPMorgan Chase Bank will send to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture, in the case of Warrants, the aggregate notional amount of Warrants outstanding as of that date under any Warrant Agreement, or, in the case of Units, the aggregate face amount of Units outstanding as of that date, under the Unit Agreement, and setting forth a brief description of any sales of which the Company has advised JPMorgan Chase Bank that have not yet been settled.

Settlement Procedures         Unless otherwise specified in any Prospectus, Time
Timetable:                    of Sale Information or Free Writing Prospectus,
                              for sales by the Company of Book-Entry Notes, Book-Entry Warrants or Book-Entry Units to or through the Agent (unless otherwise specified pursuant to a Terms Agreement) for settlement on the first Business Day after the sale date, Settlement Procedures "A" through "L" set forth above shall be completed as soon as possible but not later than the respective times in New York
                              City set forth below:

                          Settlement
                          Procedure          Time
                          ----------         ----
                          A                  11:00 A.M. on the sale date
                          B                  11:00 A.M. on the sale date
                          C                  11:00 A.M. on the sale date
                          D                  12:00 Noon on the sale date
                          E                  2:00 P.M. on the sale date
                          F                  9:00 A.M. on the settlement date
                          G                  10:00 A.M. on the settlement date
                          H-I                2:00 P.M. on the settlement date
                          J                  4:45 P.M. on the settlement date
                          K-L                5:00 P.M. on the settlement date

                              If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A", "B", "C", "D" and "E" shall be completed as soon as practicable but no later than

                              11:00 A.M., 11:00 A.M., 11:00 A.M., 12 Noon and
                              2:00 P.M., respectively, on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate Book-Entry Note, whether issued alone or as part of a Unit, has not been determined at the time that "Settlement Procedure" "A" is completed, "Settlement Procedure" "D" and "E" shall be completed as soon as such rate has been determined but no later than 12 Noon and 2:00 P.M., respectively, on the Business Day before the settlement date. "Settlement Procedure" "J" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                              If settlement of a Book-Entry Note, Book-Entry Warrant or a Book-Entry Unit is rescheduled or canceled, JPMorgan Chase Bank, after receiving notice from the Company or the Agent, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:            If JPMorgan Chase Bank fails to enter an SDFS
                              deliver order with respect to a Book-Entry Note, Book-Entry Warrant or a Book-Entry Unit pursuant to Settlement Procedure "H", JPMorgan Chase Bank may upon the written request of the Company deliver to DTC, through DTC's Participant Terminal
                              System, as soon as practicable a withdrawal message instructing DTC to debit such Note, Warrant or Unit to JPMorgan Chase Bank's participant account, provided that JPMorgan Chase
                              Bank's participant account contains a principal amount of the Global Note representing such Note, an aggregate notional amount of the Global Warrant representing such Warrant, or an aggregate face amount of the Global Unit representing such Unit that is at least equal to the principal amount, notional amount or face amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global
                              Note, all the Book-Entry Warrants represented by a Global Warrant or all the Book-Entry Units represented by a Global Unit, JPMorgan Chase Bank will mark such Global Note, Global Warrant or Global Unit "canceled," make appropriate entries in JPMorgan Chase Bank's records and send such canceled Global Note, Global Warrant or Global
                              Unit to the Company. The CUSIP number assigned to such Global Note, Global Warrant or Global Unit shall, in accordance with the procedures of the CUSIP Service

                              Bureau of Standard & Poor's Corporation, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Note, with respect to one or more, but not all, of the Book-Entry Warrants represented by a Global Warrant, or with respect to one or more, but not all, of the Book-Entry Units represented by a Global Unit, JPMorgan Chase Bank will exchange such Global Note, Global Warrant or Global Unit, as the case may be, for two Global Notes, for two Global Warrants or for two Global Units, as the case may be, one of which shall represent such Book-Entry Note or Notes, such Book-Entry Warrant or Warrants or such Book-Entry Unit or Units and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes, Book-Entry Warrants or Book-Entry Units previously represented by the surrendered Global Note, Global Warrant or Global Unit and shall bear the CUSIP number of the surrendered Global Note, Global Warrant or Global Unit.

                              If the purchase price for any Book-Entry Note, Book-Entry Warrant or Book-Entry Unit is not timely paid to the Participants with respect to such Note, Warrant or Unit by the beneficial purchaser thereof (or any person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "H" and "I", respectively. Thereafter, JPMorgan Chase Bank will deliver the withdrawal message and take the related actions described in the preceding paragraph.

                              Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, Book-Entry Warrant or Book-Entry Unit, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

                              In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes, Book-Entry Warrants or Book-Entry Units to have been represented by a Global Note, a Global Warrant or a Global Unit, as the case may be, JPMorgan Chase Bank will provide, in accordance with Settlement Procedures "F" and "H", for the authentication and issuance of a Global Note representing the Book-Entry Notes to be represented by such Global Note, for the issuance of a Global

                              Warrant representing the Book-Entry Warrants to be represented by such Global Warrant and for the issuance of a Global Unit representing the Book-Entry Units to be represented by such Global Unit and, in each case, will make appropriate entries in its records.

                                                                       EXHIBIT D

                              JPMORGAN CHASE & CO.

                       GLOBAL MEDIUM-TERM NOTES, SERIES E

                              NOTES TERMS AGREEMENT

                                                        __________________, 200_

JPMorgan Chase & Co.
270 Park Avenue
New York, New York 10017-2070

Attention:

Re:   Master Agency Agreement dated December 1, 2005 (the "Master Agency
      Agreement")
      ------------------------------------------------------------------

      The undersigned agrees to purchase your Global Medium-Term Notes, Series E, [specified designation] having the terms set forth below:

      Notwithstanding item 1 below, the Offering will be made pursuant to a prospectus dated December 1, 2005, as amended by a prospectus supplement dated December 1, 2005, a product supplement no. [ ] dated [ ] and a final term sheet or pricing supplement which we expect to be dated on or about [ ]. The Notes are expected to have the terms described below, but the final terms of the Notes will be those set forth in the applicable final term sheet or pricing supplement.

All Notes                 Fixed Rate Notes                Floating Rate Notes
-------------------------------------------------------------------------------
Principal Amount:         Interest Rate:                  Base Rate:

Purchase Price:           Applicability of Modified       Index Maturity:
                          Payment upon Acceleration:

Price to Public:          If yes, state issue price:      Index Currency:

Settlement Date           Amortization Schedule:          Spread (Plus or
and Time:                                                 Minus):

Place of Delivery:        Applicability of Annual         Spread Multiplier:
                          Interest Payments:

Specified Currency:       Denominated Currency (if any):  Alternate Rate
                                                          Event Spread:

Original Issue Date:      Indexed Currency or             Initial Interest

All Notes                 Fixed Rate Notes                Floating Rate Notes
-------------------------------------------------------------------------------
                          Currencies (if any):            Rate:

Interest Accrual Date:    Payment Currency (if any):      Initial Interest
                                                          Reset Date:

Interest Payment Dates:   Exchange Rate Agent (if any):   Interest Reset Dates:

Interest Payment Period:  Reference Dealers:              Interest Reset Period:

Maturity Date:            Face Amount (if any):           Maximum Interest Rate:

Optional Repayment        Fixed Amount of each Indexed    Minimum Interest Rate:
Date(s):                  Currency (if any):

Optional Redemption       Aggregate Fixed Amount of       Calculation Agent:
Date(s):                  each Indexed Currency
                          (if any):

Initial Redemption Date:  Applicability of Issuer's       Reporting Service:
                          Option to Extend Original
                          Maturity Date:

Initial Redemption        If yes, state Final
Percentage:               Maturity Date:

Annual Redemption
Percentage Reduction:

Ranking:

Minimum Denominations:

Other Provisions:

      1. The aggregate principal amount of the notes offered that the Agent is hereby committed to place on the Settlement Date is _______________.

      By completing Item 1 above, the Agent agrees to place the entire Aggregate Principal Amount of the Notes as set forth in Item 1 within the Offering Period specified above and in accordance with the Selected Dealer Agreement. If Item 1 is not completed, the Agent is not obligated to place any amount of Notes.

      The Agents' obligation to purchase any Program Securities hereunder is subject to the accuracy of, at the time of such purchase, the Company's representations and warranties contained in the Master Agency Agreement and to the Company's performance and observance of all applicable covenants and agreements contained therein, and the satisfaction of all conditions precedent contained therein, including, without limitation, those pursuant to Sections 6 and 7 thereof. The delivery of the following additional documents will also be required by the Agents: [insert additional documents to be delivered pursuant to
Section 4].

      Except as otherwise expressly provided herein, all terms used herein which are defined in the Master Agency Agreement shall have the same meanings as in the Master Agency Agreement.

      The undersigned agrees to perform its duties and obligations specifically provided to be performed by the Agents in accordance with the terms and provisions of the Master Agency Agreement and the Procedures, as amended or supplemented hereby.

      This Agreement shall be subject to the termination provisions of Section 12 of the Master Agency Agreement.

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in one or more counterparts and the executed counterparts taken together shall constitute one and the same agreement.

                                              J.P. MORGAN SECURITIES INC.,

                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

Accepted:

JPMORGAN CHASE & CO.

By:
   -------------------------------
   Name:
   Title:

                                                                     EXHIBIT D-1

                              JPMORGAN CHASE & CO.

                            GLOBAL WARRANTS, SERIES E

                            WARRANTS TERMS AGREEMENT

                                                       ___________________, 200_

JPMorgan Chase & Co.
270 Park Avenue
New York, New York 10017-2070

Attention:

      Re: Master Agency Agreement dated December 1, 2005 (the "Master Agency Agreement")
            ------------------------------------------------------------------

      The undersigned agrees to purchase your Global Warrants, Series E, [specified designation] having the terms set forth below:

      Notwithstanding item 1 below, the Offering will be made pursuant to a prospectus dated December 1, 2005, as amended by a prospectus supplement dated December 1, 2005, a product supplement no. [ ] dated [ ] and a final term sheet or pricing supplement which we expect to be dated on or about [ ]. The Warrants are expected to have the terms described below, but the final terms of the Warrants will be those set forth in the applicable final term sheet or pricing supplement.

Warrants:
--------------------------------------------------------------------------------
Designation of the Series of Warrants: [Call] [Put] Warrants

Warrant Property:

Aggregate Number of Warrants:

Date(s) upon which Warrants may be exercised:

Currency in which exercise payments shall be made:

Exchange Rate (or method of calculation:

Expiration Date:

Form of Settlement:


                                      D-1-1

Warrants:
--------------------------------------------------------------------------------
[Call Price:](1)

[Formula for determining Cash Settlement Value:](2)

[Amount of Warrant Property Salable per Warrant:](3)

[Put Price for such specified amount of Warrant Property per Warrant:](2)

[Method of delivery of any Warrant Property to be delivered for sale upon exercise of Warrants:](3)

Other Terms:

      1. The aggregate principal amount of the notes offered that the Agent is hereby committed to place on the Settlement Date is _______________.

      By completing Item 1 above, the Agent agrees to place the entire Aggregate Principal Amount of the Warrants as set forth in Item 1 within the Offering Period specified above and in accordance with the Selected Dealer Agreement. If
Item 1 is not completed, the Agent is not obligated to place any amount of Warrants.

      The Agents' obligation to purchase any Program Securities hereunder is subject to the accuracy of, at the time of such purchase, the Company's representations and warranties contained in the Master Agency Agreement and to the Company's performance and observance of all applicable covenants and agreements contained therein, and the satisfaction of all conditions precedent contained therein, including, without limitation, those pursuant to Sections 6 and 7 thereof. The delivery of the following additional documents will also be required by the Agents: [insert additional documents to be delivered pursuant to
Section 4].

      Except as otherwise expressly provided herein, all terms used herein which are defined in the Master Agency Agreement shall have the same meanings as in the Master Agency Agreement.

      The undersigned agrees to perform its duties and obligations specifically provided to be performed by the Agents in accordance with the terms and

----------
(1)   Applicable to Call Warrants

(2)   Applicable to Put Warrants

(3) Applicable to Put Warrants only if such Put Warrants contemplate that the holder deliver Warrant Property to settle Put Warrants


                                      D-1-2
provisions of the Master Agency Agreement and the Procedures, as amended or supplemented hereby.

      This Agreement shall be subject to the termination provisions of Section 12 of the Master Agency Agreement.

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in one or more counterparts and the executed counterparts taken together shall constitute one and the same agreement.


                                      D-1-3

                                              J.P. MORGAN SECURITIES INC.,

                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

Accepted:

JPMORGAN CHASE & CO.
By:
   -------------------------------
   Name:
   Title:


                                      D-1-4

                                                                     EXHIBIT D-2

                              JPMORGAN CHASE & CO.

                             GLOBAL UNITS, SERIES E

                              UNITS TERMS AGREEMENT

                                                       ___________________, 200_

JPMorgan Chase & Co.
270 Park Avenue
New York, New York 10017-2070

Attention:

      Re: Master Agency Agreement dated December 1, 2005 (the "Master Agency Agreement")
           -------------------------------------------------------------------

      The undersigned agrees to purchase your Global Units, Series E, [specified designation] having the terms set forth below:

      Notwithstanding item 1 below, the Offering will be made pursuant to a prospectus dated December 1, 2005, as amended by a prospectus supplement dated December 1, 2005, a product supplement no. [ ] dated [ ] and a final term sheet or pricing supplement which we expect to be dated on or about [ ]. The Units are expected to have the terms described below, but the final terms of the Units will be those set forth in the applicable final term sheet or pricing supplement.

All Units:                         Warrants Issued as Part of a Unit:
--------------------------------------------------------------------------------
Settlement Date and Time:          Designation of the Series of Warrants: [Call]
                                   [Put] Warrants

Number (Face Amount):              Warrant Property:

Purchase Price:                    Aggregate Number of Warrants:

Specified Currency:                Date(s) upon which Warrants may be exercised:

Severability:                      Currency in which exercise payments
                                   shall be made:

Other Terms:                       Exchange Rate (or method of calculation:

                                   Expiration Date:

                                   Form of Settlement:


                                     D-2-1

All Units:                         Warrants Issued as Part of a Unit:
--------------------------------------------------------------------------------
                                   [Call Price:](1)
                                   [Formula for determining Cash Settlement
                                   Value:](2)

                                   [Amount of Warrant Property Salable per
                                   Warrant:](3)

                                   [Put Price for such specified amount of
                                   Warrant Property per Warrant:](2)

                                   [Method of delivery of any Warrant Property to be delivered for sale upon exercise of Warrants:](3)

                                   Other Terms:

                                                           Floating Rate
All Notes Issued           Fixed Rate Notes Issued         Notes Issued as Part
as Part of a Unit:         as Part of a Unit:              of a Unit:
--------------------------------------------------------------------------------
Principal Amount:          Interest Rate:                  Base Rate:


Purchase Price:            Applicability of Modified       Index Maturity:
                           Payment upon Acceleration:

Price to Public:           If yes, state issue price:      Index Currency:

Settlement Date and Time:  Amortization Schedule:          Spread (Plus
                                                           or Minus):

Place of Delivery:         Applicability of Annual         Spread Multiplier:
                           Interest Payments:

Specified Currency:        Denominated Currency            Alternate Rate Event
                           (if any):                       Spread:

Original Issue Date:       Indexed Currency or             Initial Interest
                           Currencies (if any):            Rate:


Interest Accrual Date:     Payment Currency (if any):      Initial Interest
                                                           Reset Date:

Maturity Date:             Exchange Rate Agent (if any):   Interest Reset Dates:

Interest Payment Date(s):  Reference Dealers:              Interest Reset
                                                           Period:

Interest Payment Period:   Face Amount (if any):           Maximum Interest
                                                           Rate:

----------
(1)   Applicable to Call Warrants

(2)   Applicable to Put Warrants

(3) Applicable to Put Warrants only if such Put Warrants contemplate that the holder deliver Warrant Property to settle Put Warrants


                                     D-2-2

                                                           Floating Rate
All Notes Issued           Fixed Rate Notes Issued         Notes Issued as Part
as Part of a Unit:         as Part of a Unit:              of a Unit:
--------------------------------------------------------------------------------
Optional Repayment         Fixed Amount of each Indexed    Minimum Interest
Date(s):                   Currency (if any):              Rate:

Optional Redemption        Aggregate Fixed Amount of each  Calculation Agent:
Date(s):                   Indexed Currency (if any):

Initial Redemption Date:   Applicability of Issuer's       Reporting Service:
                           Optionto Extend Original
                           Maturity Date:

Initial Redemption         If yes, state Final
Percentage:                Maturity Date:

Annual Redemption

Percentage Reduction:

Ranking:

Series:

Minimum Denominations:

Other Terms:

      1. The aggregate principal amount of the notes offered that the Agent is hereby committed to place on the Settlement Date is _______________.

      By completing Item 1 above, the Agent agrees to place the entire Aggregate Principal Amount of the Units as set forth in Item 1 within the Offering Period specified above and in accordance with the Selected Dealer Agreement. If Item 1 is not completed, the Agent is not obligated to place any amount of Units.

      The Agents' obligation to purchase any Program Securities hereunder is subject to (i) the accuracy of, at the time of such purchase, the Company's representations and warranties contained in the Master Agency Agreement and to the Company's performance and observance of all applicable covenants and agreements contained therein, and the satisfaction of all conditions precedent contained therein, including, without limitation, those pursuant to Sections 6 and 7 thereof. The delivery of the following additional documents will also be required by the Agents: [insert additional documents to be delivered pursuant to
Section 4].

      Except as otherwise expressly provided herein, all terms used herein which are defined in the Master Agency Agreement shall have the same meanings as in the Master Agency Agreement.

      The undersigned agrees to perform its duties and obligations specifically provided to be performed by the Agents in accordance with the terms and provisions of the Master Agency Agreement and the Procedures, as amended or supplemented hereby.


                                     D-2-3

      This Agreement shall be subject to the termination provisions of Section 12 of the Master Agency Agreement.

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in one or more counterparts and the executed counterparts taken together shall constitute one and the same agreement.


                                     D-2-4

                                              J.P. MORGAN SECURITIES INC.

                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

Accepted:

JPMORGAN CHASE & CO.

By:
   -------------------------------
   Name:
   Title:


                                     D-2-5

                                                                       EXHIBIT E

                     [PriceWaterhouseCoopers LLP Letterhead]

[Date]
Board of Directors
JPMorgan Chase & Co.
270 Park Avenue
New York, NY 10017

JPMorgan Chase & Co.
and
J.P. Morgan Securities Inc.
(the "Agent")
Ladies and Gentlemen:

We have audited:

1. The consolidated financial statements of JPMorgan Chase & Co. and its subsidiaries (the "Firm") as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 included in the Firm's Annual Report on Form 10-K for the year ended December 31, 2004 (the "Form 10-K").

2. Management's assessment of the effectiveness of the Firm's internal control over financial reporting as of December 31, 2004 which is included in the Form 10-K.

3. The effectiveness of the Firm's internal control over financial reporting as of December 31, 2004.

The consolidated financial statements and management's assessment referred to above are all incorporated by reference in the registration statement (No.
on Form S-3 filed by the Firm under the Securities Act of 1933, as amended (the "Act"); our report with respect thereto is also incorporated by reference in such registration statement. Such registration statement, together with the Prospectus dated December 1, 2005 and the Prospectus Supplement dated December 1, 2005 in connection with the offering of Global Medium-Term Notes, Series E, Global Warrants, Series E and Global Units, Series E, are herein collectively referred to as the Registration Statement.

In connection with the Registration Statement:

1. We are an independent registered public accounting firm with respect to the Firm within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (the "SEC") and the Public Company Accounting Oversight Board (United States) (the "PCAOB").

2. In our opinion, the Firm's consolidated financial statements audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the related rules and regulations adopted by the SEC.

3.    We have not audited any financial statements of the Firm as of any date or
      for any period subsequent to December 31, [    ]; although we have
      conducted an audit for the year ended December 31, [    ], the purpose
      (and therefore the scope) of the audit was to enable us to express our
      opinion on the consolidated financial statements as of December 31, [    ]
      and for the year then ended, but not on the financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the unaudited consolidated balance sheet and the unaudited consolidated statements of income, changes in stockholders' equity and cash flows, included in the Firm's quarterly reports on Form
      10-Q for the quarter ended [    ] incorporated by reference in the
      Registration Statement, or on the financial position, results of operations or cash flows as of any date or for any period subsequent to
      December 31, [    ]. Also, we have not audited the Firm's internal control
      over financial reporting as of any date subsequent to December 31, [    ].
      Therefore, we do not express any opinion on the Firm's internal control
      over financial reporting as of any date subsequent to December 31, [    ].

4.    For purposes of this letter, we have read the minutes of the [    ]
      meetings of the Board of Directors and the Audit Committee of the Firm,
      as set forth in the minute books at [    ], officials of the Firm having
      advised us that the minutes of all such meetings through that date were
      set forth therein (except for the minutes of the [    ] [Audit Committee
      meeting and the] [    ] Board of Directors meeting which were not approved
      in final form, but for which the meeting agendas were provided to us;
      Firm officials have represented that such agendas include all substantive actions taken at such meetings), and have carried out other procedures to
      [    ] (our work did not extend to the period from [    ] to [    ],
      inclusive) as follows:

      a.    With respect to the [    ]-month periods ended [    ] and [    ],
            we have:

            (i)   performed procedures (completed on [    ]) specified by the
                  PCAOB for a review of interim financial information as described in SAS No. 100, Interim Financial Information, on
                  the unaudited consolidated financial statements for the [    ]
                  -month period ended [    ], included in the Firm's quarterly
                  reports on Form 10-Q for the quarter ended [    ],
                  incorporated by reference in the Registration Statement; and

            (ii) inquired of certain officials of the Firm who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in a(i) above comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

      b.    With respect to the period from [    ] to [    ], we have:

            (i) read the unaudited consolidated financial data of the Firm for [month] of both [ ] and [ ] furnished to us by the Firm, officials of the Firm having advised us that no such financial data as of any date or for any period subsequent to [ ] were available; and

            (ii) inquired of certain officials of the Firm who have responsibility for financial and accounting matters as to whether the unaudited consolidated financial data referred to in b(i) above are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement.

      The foregoing procedures do not constitute an audit made in accordance with standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

5. Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

      a.    (i)   Any material modifications should be made to the unaudited consolidated financial statements described in 3, incorporated by reference in the Registration Statement, for them to be in conformity with accounting principles generally accepted in the United States.

            (ii) The unaudited consolidated financial statements described in 3 do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

      b.    (i)   At [    ] there was any change in the common or preferred
                  stock, increase in long-term debt of the Firm as compared with
                  amounts shown in the [    ] unaudited consolidated balance
                  sheet incorporated by reference in the Registration Statement,
                  or (ii) for the period from [    ] to [    ], there was any
                  decrease, as compared with the corresponding period in the preceding year, in consolidated net income, except in all
                  instances for changes, increases or decreases which the
                  Registration Statement discloses
                  have occurred or may occur [and except that the unaudited
                  consolidated financial data as of and month ended [    ],
                  which were furnished to us by the Firm, showed the following changes:]

                                                                   Increase
[(in millions)                            [Date]      [Date]      (Decrease)
                                          -----------------------------------
Common Stock                              $[    ]     $[    ]     $[    ]
Long term debt                            $[    ]     $[    ]     $[    ]

                                          [    ] to    [    ] to   [    ] to
                                          [    ]       [    ]      [    ]
                                          -----------------------------------
Consolidated net income                   $[    ]      $[    ]    $[    ]]


6.    As mentioned in 4b, Firm officials have advised us that no consolidated
      financial data as of any date or for any period subsequent to [    ] are
      available; accordingly, the procedures carried out by us with respect to
      changes in financial statement items after [    ] have, of necessity, been
      even more limited than those with respect to the periods referred to in 4. We have inquired of certain officials of the Firm who have responsibility for financial and accounting matters as to whether:

      a.    At [    ] there was any change in the common or preferred stock,
            increase in the long-term debt or decrease in total stockholders'
            equity of the Firm as compared with amounts shown in the [    ]
            unaudited consolidated balance sheet incorporated by reference in the Registration Statement, except for:

            [    ]

      On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change, increase or decrease, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur.

      [Officials of the Firm informed us however, that they can make no comments
      with respect to consolidated net income for the period from [    ] to
      [    ], as compared with the corresponding period in the preceding year,
      or to decreases in total stockholders' equity as of [    ], as compared
      with the corresponding amount shown in the [    ] unaudited consolidated
      balance sheet incorporated by reference in the Registration Statement.]

7. For purposes of this letter, we have also read the items identified by you on the attached copies of (a) the Firm's annual report on Form 10-K for
      the year ended December 31, [    ], (b) the Prospectus and Prospectus
      Supplement dated December 1, 2005, (c) the Firm's quarterly report on Form
      10-Q for the quarter ended [    ], and have performed certain procedures
      with respect to such information, which were applied as indicated with respect to the symbols explained in Attachment 1. We make no comment as to whether the SEC would view any non-GAAP financial information included or incorporated by reference in the Registration Statement as being compliant with the requirements of Regulation G or Item 10 of Regulation S-K.

      For purposes of this letter, when performing procedures on average balances, we make no comment as to the appropriateness of the Firm's method of computing average balances.

8. Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those identified by you above, and accordingly, we express no opinion thereon.

9. It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in Attachment 1; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages identified by you above. Further, we have addressed ourselves solely to the foregoing data as set forth or incorporated by reference in the Registration Statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

10. This letter is solely for the information of the addressees and to assist the Agent in conducting and documenting its investigation of the affairs of the Firm in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the Agent agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

Yours very truly,